UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2010
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On February 10, 2010, Trident Microsystems, Inc., a Delaware corporation (the “Company”), commenced a one-time, voluntary stock option exchange program (the “Exchange Program”), previously approved by stockholders at the Company’s annual stockholder meeting on January 25, 2010. The Exchange Program offer period commenced on February 10, 2010 and will conclude on March 10, 2010 (unless the offer is extended by the Company).
Under the Exchange Program, eligible employees will be able to exchange certain outstanding stock options to purchase shares of the Company’s common stock having a per share exercise price equal to or greater than $4.69 for a lesser number of shares of restricted stock or restricted stock units to be issued under the Company’s 2010 Equity Incentive Plan. Eligible employees participating in the offer who are subject to U.S. income taxation will receive shares of restricted stock, while all other eligible employees participating in the offer will receive restricted stock units. Members of the Company’s Board of Directors and the Company’s executive officers and “named executive officers,” as identified in the Company’s definitive proxy statement for its 2010 annual meeting of stockholders, are not eligible to participate in the Exchange Program.
For more information regarding the Exchange Program, please refer to the Company’s Tender Offer Statement on Schedule TO, as filed with the Securities and Exchange Commission on February 10, 2010, which contains important information about the Exchange Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 10, 2010

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary